UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 12, 2015

DICK'S SPORTING GOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31463	16-1241537
(Commission File Number)	(IRS Employer Identification No.)

345 Court Street Coraopolis, Pennsylvania	15108
(Address of Principal Executive Offices)	(Zip Code)

(724) 273-3400
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On August 12, 2015, Dick’s Sporting Goods, Inc. (the “Company”) and certain subsidiaries of the Company entered into an Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other agents and lenders named therein (the “Lenders”) (the “Amended and Restated Credit Facility”). The Amended and Restated Credit Facility amends the secured credit facility entered into on December 5, 2011 between the Company and the lenders thereof, by, among other things, (i) increasing the Lender commitments from $500 million to $1 billion, (ii) reducing applicable margins on base rate loans and LIBO rate loans, (iii) extending the maturity date to August 12, 2020 and (iv) increasing the Company’s capacity under certain negative covenants.
The Company is the borrower under the Amended and Restated Credit Facility, which provides for a $1 billion revolving credit facility, including up to $150 million in the form of letters of credit. Other than the issuance of certain letters of credit, the Amended and Restated Secured Credit Facility is undrawn as of August 12, 2015. Under the terms of the Amended and Restated Credit Facility, the Company is entitled on one or more occasions, subject to the satisfaction of certain conditions, to request an increase in the commitments under the revolving credit facility in the aggregate principal amount of up to $250 million. The Company will pay certain recurring fees with respect to the Amended and Restated Credit Facility, including fees on the unused commitments of the Lenders.
The aggregate amount of loans permitted to be made to the Company under the Amended and Restated Credit Facility may not exceed a borrowing base consisting of the lesser of: (i) the aggregate amount of commitments or (ii) the sum of specified percentages of eligible receivables and eligible inventory, minus certain availability reserves. In addition, the Amended and Restated Credit Facility requires that the Company maintain a minimum adjusted availability.
All of the indebtedness outstanding under the Amended and Restated Credit Facility is guaranteed by the Company’s current and future domestic subsidiaries (other than certain excluded subsidiaries). In addition, the Amended and Restated Credit Facility is secured by a first priority security interest (subject to certain permitted liens) in certain property and assets, including accounts, inventory, deposit accounts, securities accounts and other personal property relating to the accounts and inventory, of the Company and its current and future domestic subsidiaries (other than certain excluded subsidiaries).
The interest rates per annum applicable to loans, other than swingline loans, under the Amended and Restated Credit Facility will be, at the Company’s option, equal to either a base rate or an adjusted LIBO rate for one, two, three or six-month interest periods chosen by the Company, in each case plus an applicable margin percentage.
The Amended and Restated Credit Facility contains customary affirmative covenants, negative covenants and events of default as more particularly described in the Amended and Restated Credit Facility.
The above summary of the Amended and Restated Credit Facility is qualified in its entirety by reference to the Amended and Restated Credit Facility, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 18, 2015, the Company issued a press release announcing its results for the second fiscal quarter ended August 1, 2015 and certain other information that is furnished as Exhibit 99.1 to this Form 8-K.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

ITEM 8.01. OTHER EVENTS

On August 12, 2015, the Board of Directors of Dick's Sporting Goods, Inc. authorized and declared a quarterly dividend in the amount of $0.1375 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on September 30, 2015 to stockholders of record at the close of business on September 11, 2015.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

The following exhibits are being filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated as of August 12, 2015, among Dick’s Sporting Goods, Inc., the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, collateral agent, letter of credit issuer and swing line lender, the lenders party thereto, PNC Bank, National Association, as syndication agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and U.S. Bank, National Association, as co-documentation agents, and Wells Fargo Capital Finance, LLC and PNC Capital Markets, LLC, as joint lead arrangers and joint book managers filed herewith

99.1	Press Release dated August 18, 2015 by Dick's Sporting Goods, Inc. furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: August 18, 2015	By:	/s/ ANDRÉ J. HAWAUX
	Name:	André J. Hawaux
	Title:	Executive Vice President – Chief Operating Officer

Exhibit Index

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated as of August 12, 2015, among Dick’s Sporting Goods, Inc., the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, collateral agent, letter of credit issuer and swing line lender, the lenders party thereto, PNC Bank, National Association, as syndication agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and U.S. Bank, National Association, as co-documentation agents, and Wells Fargo Capital Finance, LLC and PNC Capital Markets, LLC, as joint lead arrangers and joint book managers filed herewith

99.1	Press Release dated August 18, 2015 by Dick's Sporting Goods, Inc. furnished herewith